UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 21, 2007
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On June 21, 2007, Nuance Communications, Inc. (“Nuance”) announced it had entered into a definitive Stock Purchase Agreement (the “Stock Purchase Agreement”) dated June 21, 2007, by and among AOL LLC (“AOL”), Tegic Communications, Inc. (“Tegic”) and Nuance, pursuant to which, among other things, Nuance agreed to purchase from AOL, a wholly owned subsidiary of Time Warner Inc., all of the outstanding shares of Tegic for an aggregate consideration of approximately $265 million in cash (the “Transaction”).
The Stock Purchase Agreement contains customary representations, warranties and covenants of the parties. The closing of the Transaction is subject to customary closing conditions, including regulatory approval. The foregoing description of the Transaction and the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the press release issued by Nuance on June 21, 2007 is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
2.1	Stock Purchase Agreement, dated as of June 21, 2007, by and among AOL LLC, Tegic Communications, Inc. and Nuance Communications, Inc.

99.1	Press Release dated June 21, 2007 by Nuance Communications, Inc.*

*	This exhibit is “furnished” as part of this Current Report on Form 8-K and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section and may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if, and to the extent, such subsequent filing specifically references this exhibit.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: June 27, 2007	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer